UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

BHAV ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-43200	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

255 Old New Brunswick Rd., Suite N210 Piscataway, NJ 08854
(Address of principal executive offices and zip code)

(732) 612-9552

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one right to acquire one-fourth of one Class A ordinary share	BHAVU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BHAV	The Nasdaq Stock Market LLC
Rights, each right to acquire one-fourth of one Class A ordinary share	BHAVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 18, 2026, the Registration Statement on Form S-1 (File No. 333-293399), which was originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2026 (as amended, the “Registration Statement”), relating to the initial public offering (the “IPO”) of BHAV Acquisition Corp (the “Company”) was declared effective by the SEC.

On March 20, 2026, the Company consummated the IPO of 10,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share (each, a “Class A Ordinary Share”), and one right (each, a “Right”), with each one Right entitling the holder thereof to receive one-fourth (1/4) of one Class A Ordinary Share upon the completion of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000.

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated March 18, 2026, by and between the Company and Maxim Group LLC, as representative of the several underwriters (the “Representative”), a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

●	A Rights Agreement, dated March 18, 2026, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

●	A Letter Agreement, dated March 18, 2026 (the “Letter Agreement”), by and among the Company, its officers, its directors, its board advisor and BHAV Partners LLC (the “Sponsor”), a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

●	An Investment Management Trust Agreement, dated March 18, 2026, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

●	Registration Rights Agreements, each dated March 18, 2026, by and among the Company, the Sponsor, the Representative, certain third-party investors, none of which are affiliated with the Sponsor, the Company’s officers, directors and board advisor, the Representative or any other investor (the “third-party investors”), and certain registered persons of the Representative (the “Maxim individuals” and together with the third-party investors, the “at-risk capital investors”), a copy of a form of which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

●	A Sponsor Private Placement Unit Subscription Agreement, dated March 18, 2026 (the “Sponsor Purchase Agreement”), by and between the Company and the Sponsor, a copy of which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

●	Subscription Agreements, each dated March 18, 2026 (collectively, the “Subscription Agreements”), by and between the Company and each of the at-risk capital investors, a copy of a form of which is attached as Exhibit 10.5 hereto and incorporated herein by reference.

●	An Administrative Services Agreement, dated March 18, 2026, by and between the Company and the Sponsor, a copy of which is attached as Exhibit 10.6 hereto and incorporated herein by reference.

●	Indemnity Agreements, dated March 18, 2026 (collectively, the “Indemnity Agreements”), by and between the Company and each director and executive officer of the Company, a copy of form of which is attached as Exhibit 10.7 hereto and incorporated herein by reference.

The Company also issued 500,000 Class A Ordinary Shares to the Representative’s designee as part of the underwriting compensation (the “Representative Shares”) on the closing of the IPO. The Representative Shares are identical to the Class A Ordinary Shares included in the Units, except that the Representative has agreed not to transfer, assign, sell, pledge, or hypothecate any such representative shares, or subject such Representative Shares to hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person until 180 days immediately following the commencement of sales of the IPO pursuant to FINRA Rule 5110(e)(1), subject to exceptions pursuant to FINRA Rule 5110(e)(2). The Representative has agreed not to transfer, assign or sell any such Representative Shares without prior consent of the Company until the completion of the Company’s initial business combination. In addition, the Representative has agreed (i) to waive its redemption rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of the Company’s initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the Company fails to complete its initial business combination within the period as provided in the Company’s Amended and Restated Memorandum and Articles of Association (the “Amended Charter”).

Item 3.02 Unregistered Sales of Equity Securities

Simultaneously with the closing of the IPO, pursuant to the Sponsor Purchase Agreement and Subscription Agreements, as applicable, the Company completed the private sale of an aggregate of 200,000 private placement units (the “Private Units”), consisting of an aggregate of (i) 135,000 Private Units to the Sponsor and (ii) 65,000 Private Units to the at-risk capital investors, which were sold at a purchase price of $10.00 per Private Unit, generating aggregate gross proceeds to the Company of $2,000,000. The Private Units are identical to the Units sold in the IPO, except as otherwise disclosed in the Registration Statement. Additionally, the Sponsor and the at-risk capital investors agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until 30 days after the completion of the Company’s initial business combination. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Prior to the IPO, the Sponsor acquired from the Company an aggregate of 3,833,333 Class B ordinary shares of the Company, par value $0.0001 per share (the “founder shares”), for an aggregate purchase price of $25,000, or approximately $0.0065 per share. On March 18, 2026, the Sponsor forfeited an aggregate of 650,000 founder shares and the at-risk capital investors purchased an aggregate of 650,000 founder shares pursuant to the Subscription Agreements (of which, 200,000 founder shares were purchased by the Maxim individuals and 450,000 founder shares were purchased by the third-party investors) for an aggregate purchase price of approximately $4,225, or approximately $0.0065 per share, which resulted in the Sponsor owning 3,183,333 founder shares. The founder shares will automatically convert into Class A Ordinary Shares at the time of the Company’s initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided in the Amended Charter. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the founder shares was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on March 19, 2026, in connection with the trading of the Units on the Nasdaq Global Market (“Nasdaq”), Piyush Sadana, John Patrick O’Connell and Balaji Swaminathan became members of the Company’s board of directors (the “Board”).

The Board has determined that each of Messrs. Sadana, O’Connell and Swaminathan are independent directors under Nasdaq’s listing standards and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Mr. Swaminathan qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. Messrs. Sadana, O’Connell and Swaminathan will each serve as members of the audit committee, nominating committee and compensation committee of the Board, with Mr. Swaminathan serving as chair of the audit committee, Mr. O’Connell serving as chair of the nominating committee and Mr. Sadana as chair of the compensation committee.

Prior to the Company’s consummation of its IPO, the Sponsor transferred non-managing membership interests to each of Messrs. Sadana, O’Connell and Swaminathan representing an indirect interest in an aggregate of 150,000 founder shares, or 25,000 shares each, except for Mr. Swaminathan, who received an indirect interest in 100,000 founder shares, as compensation for their services as directors.

In connection with their appointments to the Board, each of the members of the Board entered into the Letter Agreement as well as an Indemnity Agreement with the Company filed, respectively, as Exhibits 10.1 and 10.7, herewith.

Other than as set forth in Item 1.01 and above, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

In connection with the IPO, the Company adopted its Amended Charter on March 18, 2026. The terms of the Amended Charter are set forth in the Registration Statement and are incorporated herein by reference. The description of the Amended Charter does not purport to be complete and is qualified in its entirety by reference to the Amended Charter, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

A total of $100,000,000 from the proceeds of the offerings of the Units and the sale of the Private Units (net of transaction expenses and working capital) were placed in the trust account with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes and dissolution expenses, the proceeds from the offerings of the Units and the sale of the Private Units held in the trust account will not be released until the earliest of (a) the completion of the Company’s initial business combination; (b) the redemption of any of the Company’s public shares properly tendered in connection with a shareholder vote to amend the Amended Charter (i) to modify the substance or timing of its obligation to allow redemption in connection with its initial business combination or redeem 100% of its public shares if the Company does not complete its initial business combination within the period as provided in the Amended Charter (or such later date if extended), or (ii) with respect to any other provision relating to the rights of the holders of Class A Ordinary Shares or pre-initial business combination activity; and (c) the redemption of all of the Company’s public shares if it is unable to complete its business combination within the period as provided in the Amended Charter (or such later date if extended), subject to applicable law.

On March 18, 2026, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On March 20, 2026, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
1.1	Underwriting Agreement, dated March 18, 2026, by and between the Company and Maxim Group LLC.

3.1	Amended and Restated Memorandum and Articles of Association, dated March 18, 2026.

4.1	Rights Agreement, dated March 18, 2026, between the Company and Continental Stock Transfer & Trust Company.

10.1	Letter Agreement, dated March 18, 2026, by and among the Company, its officers, directors, board advisor and BHAV Partners LLC.

10.2	Investment Management Trust Agreement, dated March 18, 2026, between the Company and Continental Stock Transfer & Trust Company.

10.3	Form of Registration Rights Agreement by and among the Company, BHAV Partners LLC, Maxim Group LLC and each of the at-risk capital investors (incorporated by reference to Exhibit 10.4 to the Company’s Form S-1/A, as filed with the SEC on March 12, 2026).

10.4	Sponsor Private Placement Unit Subscription Agreement, dated March 18, 2026, by and between the Company and BHAV Partners LLC.

10.5	Form of Subscription Agreement by and between the Company and each of the at-risk capital investors.

10.6	Administrative Services Agreement, dated March 18, 2026, between the Company and BHAV Partners LLC.

10.7	Form of Indemnity Agreement by and between the Company and each of the Company’s officers and directors (incorporated by reference to Exhibit 10.9 to the Company’s Form S-1, as filed with the SEC on February 11, 2026).

99.1	Press Release, dated March 18, 2026.

99.2	Press Release, dated March 20, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BHAV Acquisition Corp

	By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	Chief Executive Officer

Date: March 20, 2026